UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): March 3, 2022

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01	Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On March 3, 2022, X4 Pharmaceuticals, Inc. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with BCLS II Investco, LP (the “Investor”), an affiliate of Bain Capital Life Sciences, pursuant to which the Company agreed to issue and sell to the Investor in a private placement (the “Private Placement”) (i) 900,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.80 per share, which represents the volume weighted average price per share of the Common Stock as quoted on the Nasdaq Stock Market for the thirty (30) consecutive-day trading day period ending on March 2, 2022, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 766,666 shares of Common Stock at a price of $0.01 per share, at a purchase price of $1.79 per Pre-Funded Warrant. The price per Pre-Funded Warrant represents the price of $1.80 per share to be sold in the Private Placement, minus the $0.01 per share exercise price of each such Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.

The Pre-Funded Warrants to be issued in the Private Placement will provide that the holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%.

The Private Placement is expected to close on or about March 7, 2022 (the “Closing Date”), subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $3.0 million, before deducting estimated offering expenses payable by the Company. The Company expects the net proceeds from the Private Placement to be used for advancement of the Company’s clinical development pipeline, business development activities, working capital and general corporate purposes.

The foregoing descriptions of the Securities Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement
Also, on March 3, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to register for resale the Shares and the shares of Common Stock underlying the Pre-Funded Warrants held by the Investor (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Registrable Securities by no later than April 30, 2022 (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to keep such registration statement effective until the date the Shares and the shares of Common Stock underlying the Pre-Funded Warrants covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement has not been declared effective prior to the earlier of (A) five business days after the date which the Company is notified by the U.S. Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (B) 60 days following the Filing Deadline (or, in the event the SEC reviews and has written comments to the registration statement, 120 days following the Filing Deadline) or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to the Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by the Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.
The Company has granted the Investor customary indemnification rights in connection with the registration statement. The Investor has also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

* * *
The representations, warranties and covenants contained in each of the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the respective contracting parties. Accordingly, each of the foregoing agreements is incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investor in the Securities Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investor represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01	Other Events.
As previously disclosed, the Company has a minimum cash covenant under its loan and security agreement (as amended, the “Hercules Agreement”) with Hercules Capital Inc. (“Hercules”), which requires that the Company maintain a minimum level of cash (as such term is defined in the Hercules Agreement), beginning on an initial test date of April 1, 2022. This initial test date can be extended if the Company meets certain financial milestones related to third party funding.

With the proceeds from the Private Placement, which qualifies as third-party funding under the Hercules Agreement, the initial testing date for the minimum cash covenant is expected to be extended from April 1, 2022 to September 1, 2022. Accordingly, the Company believes it will satisfy the minimum cash covenant under the Hercules Agreement as of the Closing Date.

Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the expected closing of the Private Placement, anticipated proceeds from the Private Placement and the use thereof, the Company’s plans to file a registration statement to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the expected satisfaction of the minimum cash covenant under the Hercules Agreement. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,”

“predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Investor, to satisfy the conditions to closing for the Private Placement; risks relating to the closing of the Private Placement; and risks described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Securities Purchase Agreement, dated March 3, 2022, by and among X4 Pharmaceuticals, Inc. and the persons party thereto.
10.2	Registration Rights Agreement, dated March 3, 2022, by and among X4 Pharmaceuticals, Inc. and the persons party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: March 3, 2022	By:	/s/ Derek Meisner
Derek Meisner
Chief Legal Officer